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                                                                  Exhibit 10.2.2

                              CONSULTING AGREEMENT
                              --------------------

THIS AGREEMENT is made and entered into this date, February 28, 2005, between Thomas R. Mooney (hereinafter referred to as the Consultant), and HI-SHEAR TECHNOLOGY CORPORATION (hereinafter referred to as the "Company").

WHEREAS, the Consultant has offered his services to the Company as an independent contractor, the Consultant reserving the right to sell its services to others when not performing services for the Company, except for PRODUCTS COMPETITIVE WITH THE PRODUCTS OF THE COMPANY.

WHEREAS, the Company is willing to retain the Consultant to work on and consult in connection with projects as assigned by the Company, either orally or in writing.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for the faithful performance thereof, said parties have agreed and do hereby agree to the terms and conditions and statement of work as more fully set forth in Exhibit "A" (incorporated herein by reference) to this Agreement.

1) PROPRIETARY DATA. Consultant agrees to keep secret and not to disclose to others, unless specifically authorized in writing to do so by the Company, all trade secrets, know-how, proprietary rights, formulas, technical data, and other confidential matters disclosed to the Consultant by the Company, or which are created in the course of the Consultant's services to the Company.

2) SECURITY CLEARANCE. The Company shall attempt to obtain and keep current any level of security clearance required for the performance of consulting efforts by the Consultant on the Company programs.

3) TECHNICAL DATA. Consultant further agrees that any inventions, developments, improvements, trade secrets, know-how formulas, or processes, whether patentable or not, conceived, devised, or invented by the Consultant, alone or jointly with others, during or as a result of the Consultant's services to the Company, shall be the sole and exclusive property of the Company. Consultant further agrees to execute at the direction and expense of the Company any and all papers necessary to filing or prosecution of any United States or foreign patent applications on any such invention conceived, devised or invented by the Consultant, alone or jointly with others, as referred to above, and any and all papers to formally convey to the Company the title thereto.

Consultant further agrees that any and all ideas, concepts, information and data disclosed to the Company by the Consultant during the course of this Agreement may be used without additional consideration by the Company and by persons or entities using it with consent of the Company (which it may freely give), without restriction, unless otherwise mutually agreed upon in writing.

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4) FREE AGENT. The Company agrees that the Consultant, as an independent contractor, will be free, except for the exclusions of Paragraph (5), when not performing services for the Company, to sell his services to others, and the Company agrees that it shall have no rights to anything created by the Consultant, except those set forth in Paragraphs (3) above, and except for those ideas and inventions directly relating to the Company's present products and fields of interest.

5) EXCLUSIVITY. Consultant agrees that during the life of this Agreement, he will not sell his services as a Consultant or otherwise to any competitors of the Company, and will not consult with any other person, firm, or corporation on any subject matter which is the same or directly related to the subject matter worked on by said Consultant or to which he is given access by the Company without prior written consent of the Company. Consultant further agrees to work with the Company clients through the Company exclusively for the term covered by this Agreement.

6) RESTRICTIVE COVENANTS.

     6.1 Consultant acknowledges that (i) the Company's business is or may become national or international in scope, (ii) his work for the Company has brought him and will continue to bring him into close contact with confidential information of the Company and its customers, and (iii) the agreements and covenants contained in this Section 6.1 are essential to protect the business interest of the Company and that the Company will not enter into this Agreement but for such agreements and covenants. Accordingly, the Consultant covenants and agrees as follows:

         6.l(a) Except as otherwise provided for in this Agreement, during the Term of this Agreement and, if this Agreement is terminated for any reason during the Term, for two (2) years following such date of termination (the "Termination Period"), the Consultant shall not, directly or indirectly, compete with respect to any services or products of the Company which are either offered or are being developed by the Company as of the date of termination; or, without limiting the generality of the foregoing, be or become, or agree to be or become, interested in or associated with, in any capacity (whether as a partner, shareholder, owner, officer, director, Consultant, principal, agent, creditor, trustee, consultant, co-venturer or otherwise) any individual, corporation, firm, association, partnership, joint venture or other business entity, which competes with respect to any services or products of the Company which are either offered or are being developed by the Company as of the date of termination; provided, however, that the Consultant may own, solely as an investment, not more than one percent (1%) of any class of securities of any publicly held corporation in competition with the Company whose securities are traded on any national securities exchange in the United States of America, and may retain his ownership interest in those entities referred to in
         Section 4.1 above.

         6.1(b) During the term of this Agreement and, the Consultant shall not, directly or indirectly, (i) induce or attempt to influence any executive of the Company to leave its employ, (ii) aid or agree to aid any competitor, customer or supplier of the Company in any attempt to hire any person who shall have been employed by the Company, or (iii) induce or attempt to influence any person or business entity who was a customer or supplier of the Company during any portion of said period to transact business with a competitor of the Company in Company's business.

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         6.1(c) During the Term of this Agreement and thereafter, the Consultant shall not disclose to anyone any information about the affairs of the Company, including, without limitation, trade secrets, trade
         "know-how", inventions, customer lists, business plans, operational methods, pricing policies, marketing plans, sales plans, identity of suppliers or customers, sales, profits or other financial information, which is confidential to the Company or is not generally known in the relevant trade, nor shall the Consultant make use of any such information for his own benefit.

     6.2 If the Consultant breaches, or threatens to commit a breach of Section
     6.1 (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which shall be enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

         6.2(a) The Consultant shall account for and pay over to the Company all compensation, profits, and other benefits, after taxes, which inure to Consultant's benefit which are derived or received by the Consultant or any person or business entity controlled by the Consultant resulting from any action or transactions constituting a breach of any of the Restrictive Covenants.

         6.2(b) Notwithstanding the provisions of subsection 6.2(a) above, the Consultant acknowledges and agrees that in the event of a violation or threatened violation of any of the provisions of Section 6.1, the Company shall have no adequate remedy at law and shall therefore be entitled to enforce each such provision by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other rights and remedies which may be available at law or in equity.

     6.3 If any of the Restrictive Covenants, or any part thereof, is held to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid or unenforceable portions. Without limiting the generality of the foregoing, if any of the Restrictive Covenants, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree that the court making such termination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

     6.4 The parties hereto intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. In the event that the courts of any one or more of such jurisdictions shall hold such Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdictions within the geographical scope of such Restrictive Covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

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7)   MISCELLANEOUS.

     7.1 This Agreement is a personal contract, and the rights and interests of the Consultant hereunder may not be sold, transferred, assigned, pledged or hypothecated except as otherwise expressly permitted by the provisions of this Agreement. The Consultant shall not under any circumstances have any option or right to require payment hereunder otherwise than in accordance with the terms hereof. Except as otherwise expressly provided herein, the Consultant shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of the Consultant shall be for the sole personal benefit of the Consultant, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Consultant; provided, however, that in the event of the Consultant's death or disability, the Consultant's estate, legal representative or beneficiaries (as the case may be) shall have the right to receive all of the benefit that accrued to the Consultant pursuant to, and in accordance with, the terms of this Agreement.

     7.2 The Company shall assign this Agreement to any successor of substantially all of its business or assets, and any such successor shall be bound by all of the provisions hereof.

8) ATTORNEYS' FEES. Should any litigation or arbitration be commenced between the parties hereto or their personal representatives concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its or their attorneys' fees in such litigation or arbitration which shall be determined by the court or arbitration board.

9) ARBITRATION. Any matter of disagreement arising under this Agreement shall be submitted for decision to a panel of three neutral arbitrators with expertise in the subject matter to be arbitrated. One arbitrator will be selected by each party and the two arbitrators so selected shall select the third arbitrator. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The decision and award rendered by the arbitrators shall be final and binding. Judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration shall be held in Orange County, California, or such other place which may be mutually agreed upon by the parities.

10) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California.

11) BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, heirs, successors and assigns.

12) WAIVER. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

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13) PARTIAL INVALIDITY. The invalidity or unenforceability of any particular provision of this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

14) BREACH OF AGREEMENT. In the event that either of the parties hereto shall breach or fail in the performance of their respective obligations hereunder, the nonbreaching party has the option to terminate forthwith in writing and without prior notice.

15) CALIFORNIA LAW. This is a California contract and shall be interpreted and applied under the laws and statutes of the State of California. The parties agree that any lawsuit brought under or in relation to this contract shall be conducted only in Los Angeles County and, assuming the amount in controversy is sufficient, only in the Superior Court of the State of California, Los Angeles County, South Bay District. The parties to this Agreement consent and stipulate to the personal jurisdiction of such court over any dispute.

16) NOTICES. All notices required by this Agreement shall be in writing and shall be deemed to have been duly given by the party when posted by certified mail to the other party at the following addresses:

To:      Thomas R. Mooney                   Address: 1605 Shadow Oaks Place
                                                     Thousand Oaks, CA 91362

To:      Hi-Shear Technology Corporation    Address: 24225 Garnier Street
         Attn:    George W. Trahan                   Torrance, CA  90505


17) PROPRIETARY RIGHTS OF OTHERS. The Consultant agrees to provide the services based on his accumulated knowledge in the technical fields covered by this Agreement and amendments thereto, supported by information available in the public domain. No proprietary property of any other company or individual will be used by Consultant during the execution of this contract without written authorization from the owner of such property. All such authorizations shall be submitted to the Company. Consultant assumes full responsibility for Consultant violations of the proprietary property rights of others. Consultant agrees to indemnify and hold HSTC, its officers, agents, and employees harmless from any claim, expense, defense cost (including all attorneys' fees), damages or judgment of any kind whatsoever arising out of or incidental to the performance of this Agreement occasioned in whole or in part by Consultant's use of proprietary property of others.

18) ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, whether oral or written, between the parties hereto, with respect to the employment of Consultant by the Company and contains all of the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise with respect to such employment not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by the parties hereto.

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IN TESTIMONY HEREOF, the parties hereto have hereunto executed this Agreement as of the day and year first above written.

HI-SHEAR TECHNOLOGY CORPORATION      ___________________________________



By:     /s/ Thomas R. Mooney               By:          /s/ George W. Trahan
     ---------------------------                    ----------------------------
       Thomas R. Mooney                                      George W. Trahan

Date:      28 Feb 05                       Date:      2-28-05
     ---------------------------                    ----------------------------

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                       Exhibit "A" To Consulting Agreement

Reference: Agreement between Thomas R. Mooney and Hi-Shear Technology Corporation dated February 28, 2005.

The following statement of work / terms and conditions are incorporated into the Consulting Agreement between Thomas R. Mooney and Hi-Shear Technology Corporation dated February 28, 2005 as if fully set forth at length:


1) STATEMENT OF WORK. Consultant to work on and consult on projects as assigned by Hi-Shear Technology Corporation (the "Company"), either orally or in writing. All efforts to be coordinated and agreed to by Hi-Shear's President/CEO. Consultant shall submit to the Company a monthly report describing effort on behalf of the Company during that period.

2) PAYMENT. The Company shall pay the Consultant or his estate if deceased or disabled pursuant to this Agreement at a rate of $15,000 per month for the first 12 months, and $15,750 for the second 12 months. In addition during the term of this Agreement the following incentive fees will be paid: An incentive fee in the amount of 15% of the CEO's annual cash incentive amount shall be paid annually. These payments will be paid concurrent with the CEO's payment. This Agreement and services of Consultant shall expire on February 28, 2007.

3) TERMINATION. The Company may terminate the Consultant's employment under this Agreement at any time for Cause. "Cause" shall exist for such termination if Consultant has in the reasonable judgment of the Company's Board of Directors, engaged in serious misconduct, which conduct has, or would if generally known, materially adversely affect the good will or reputation of the Company and which conduct the Consultant has not cured or altered to the satisfaction of the Board of Directors within ten (10) days following notice by the Board of Directors to the Consultant regarding such conduct. If the Company terminates the Consultant's employment under this Agreement pursuant to the provisions herein, the Consultant shall not be entitled to receive any compensation following the date of such termination.

4) EXPENSES

      4.1 Consultant shall be entitled to reimbursement of all reasonable expenses actually incurred in the course of this Agreement. Consultant shall submit to the Company a standardized expense report form, provided by the Company, and shall attach thereto receipts for all expenditures.

      4.2 The Company shall reimburse Consultant within fifteen (15) days after submission by Consultant of his expense report.

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5) FULL PAYMENT. Consultant agrees that the compensations as provided for in the foregoing shall constitute the full payment for the Consultant's services and for the rights of the Company as defined in the foregoing, which shall include the rights to make, use and sell without any further payments to the Consultant. (It is understood that this applies to the designs during this contract and not prior efforts).

6) PROPERTY RETURN. Consultant further agrees that at the completion of his services for the Company, or at an earlier time upon demand by the Company, the Consultant will deliver to the Company any and all drawings, notes, memoranda, specifications, technical data, and documents containing or disclosing any of the information or materials resulting from his services as defined herein and in the Consultant's possession during and at the termination of his services for the Company.

7) INDEPENDENT CONTRACTOR. It is understood that, for all purposes, Consultant shall be an independent contractor and shall not be either an agent or employee of the Company. Consultant agrees to be responsible for payment of all federal, state and local taxes incurred by him, including but not limited to taxes on income, withholding taxes, social security and any other taxes which may be due by the Consultant by reason of performance of this Agreement.

8) CORPORATE APPROVALS. The Company represents and warrants that the execution of this Agreement by its corporate officer named below has been duly authorized by the Board of Directors of the Company, is not in conflict with any Bylaw or other agreement and will be a binding obligation of the Company, enforceable in accordance with its terms.




 /s/ George W. Trahan                         /s/ Thomas R. Mooney
 --------------------                         --------------------
for:  Hi-Shear Technology Corporation        Thomas R. Mooney
      George W. Trahan


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